EXHIBIT 10.5
MASTEC, INC.
1999 NON-QUALIFIED
EMPLOYEE STOCK OPTION PLAN
(AS AMENDED OCTOBER 4, 1999)
1. Purpose. The purpose of the MasTec, Inc. 1999 Non-Qualified Employee Stock Option Plan (the “Plan”) is to increase the interest of employees of MasTec, Inc. (“MasTec”) and of its subsidiaries in MasTec’s business through the added incentive created by the opportunity afforded for stock ownership under the Plan. Such ownership will provide such employees with a further stake in the future welfare of MasTec, and encourage them to remain with MasTec and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with MasTec and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire Common Stock through the grant of non-qualified stock options. The term “subsidiary” will mean any present or future corporation which is or would be a “subsidiary corporation” of MasTec as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
2. Administration of the Plan.
     (A) Board of Directors. The Plan will be administered by the Board of Directors of MasTec (the “Board”). The Board, however, may at any time appoint a committee (the “Committee”) of two or more Board members and delegate to the Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee will serve for such period of time as the Board may determine and will be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
     (B) Powers of the Board. Subject to the provisions of the Plan, the Board of Directors will have the authority, in its discretion: (i) to grant awards of non-qualified stock options; (ii) to determine the fair market value of the Common Stock of MasTec; (iii) to determine the exercise price per share of options to be granted; (iv) to determine the persons to whom, and the time or times at which, options will be granted and the number of shares to be represented by each option; (v) to determine the vesting schedule of options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option granted under the Plan (which need not be identical) including, without limitation, those relating to forfeiture, payment and exercisability; (viii) to accelerate the exercise date of any option; (ix) to authorize any person to execute on behalf of MasTec any instrument required to effectuate the grant of an option previously granted by the Board; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Board may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine: (A) the persons to whom, and the time and times at which, options will be granted and the number of shares to be represented by each option; (B) the vesting schedule of options; and (C) other terms and conditions of any options, provided that the Board will not have the authority to delegate such matters with respect to options to be granted to any person (“Insiders”) subject to Section 16 of the Securities Exchange Act of 1934, (the “Exchange Act”); and (xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may require the voluntary surrender of all or any portion of any option granted under the Plan as a condition precedent to a grant of a new option to such optionee. Subject to the provisions of the Plan, such new option will be exercisable at the price, during the period and on such other terms and conditions as are specified by the Board at the time the new option is granted. Upon surrender, the options surrendered will be unexercisable and the shares previously subject to such options will be available for the grant of other options.
     (C) Effect of the Board’s Decision. All decisions, determinations and interpretations of the Board of Directors will be final and binding on all employees of MasTec and its subsidiaries participating or eligible to participate in the Plan.
3. Option Agreements. Options granted pursuant to the Plan will be evidenced by an Option Agreement (the “Agreement”). The Agreement will not be a precondition to the granting of options; however, no person will have any rights under any option granted under the Plan unless and until the optionee to whom the option is granted has executed and delivered to MasTec an Agreement. The Board will prescribe the form of all Agreements. A fully executed original of the Agreement will be provided to both MasTec and the optionee.
4. Compliance with Rule 16b-3. It is the intent of MasTec that this Plan and options granted hereunder satisfy, and be interpreted in a manner that, in the case of employees who have been granted an option under the Plan (“Participants”) who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3 of the Exchange Act, so that these persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this or of any option would otherwise frustrate or conflict with the intent expressed in this Section 4, that provision to the extent possible will be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with that intent, the provision will be deemed void as applicable to Insiders.
5. Shares of Stock Subject to the Plan. The total number of shares that may be optioned under the Plan is 2,000,000 shares of the $0.10 par value Common Stock of MasTec (the “Common Stock”), except that the number of shares will be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised may again be optioned under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by MasTec or its subsidiaries.
6. Eligibility. All employees, including officers, of MasTec and its subsidiaries (but excluding non-employee directors) are eligible to be granted options under the Plan. The employees who will receive options under the Plan will be selected from time to time by the Board, in its sole discretion, from among those eligible, which may be based upon information furnished to the Board by MasTec’s management. The Board will determine, in its sole discretion, the number of shares to be covered by the option or options granted to each employee selected.

7. Duration of the Plan. No option may be granted under the Plan after January 31, 2009, but options previously granted may extend beyond that date.
8. Terms and Conditions of Stock Options. All options granted under this Plan will be non-qualified stock options not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Each option will be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to other terms and conditions not inconsistent with the Plan as the Board may determine.
     (A) The option price per share will be determined by the Board.
     (B) Each stock option will be exercisable during and over such period as may be determined by the Board and stated in the Agreement.
     (C) An option will not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock will be issued upon the exercise of an option. If a fractional share of Common Stock will become subject to an option by reason of a stock dividend or otherwise, the optionee will not be entitled to exercise the option with respect to such fractional share.
     (D) Each option may be exercised by giving notice to MasTec specifying the number of shares to be purchased, which will be accompanied by payment in full including applicable taxes, if any.
     (E) The consideration to be paid for the shares of Common Stock to be issued upon exercise of an option, including the method of payment, will be determined by the Board and may consist entirely of cash, check, promissory note, or other shares of MasTec’s capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option will be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as the Board may determine to the extent permitted under applicable law. When payment of the exercise price for the shares to be issued upon exercise of an option consists of shares of MasTec’s capital stock, such shares will not be accepted as payment without Board approval unless the optionee has held such shares for the requisite period necessary to avoid a charge to MasTec’s earnings for financial reporting purposes.
     (F) Unless otherwise determined by the Board, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either MasTec or of a subsidiary of MasTec or of another corporation referred to in Section 421(a)(2) of the Code. If continuous employment is terminated by retirement under a retirement plan of MasTec or a subsidiary, or because of death or permanent disability, the option may be exercised within a period to be provided in the Agreement with the grantee not to exceed three years after such termination of continuous employment, but in no event later than the termination date of the option. The Board may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Except as provided in this paragraph, or unless otherwise provided in the Agreement, all options granted to an optionee and not previously exercised will terminate upon termination of employment.
     (G) The option by its terms will be personal and will not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option will be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, MasTec will be under no obligation to issue Common Stock unless and until MasTec is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee’s estate or the proper legatees or distributees.
9. Change in Control.
     (A) In the event of a change in control of MasTec, in addition to any action required or authorized by the terms of an Agreement, the Board may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:
          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding option made pursuant to this Plan;
          (ii) offer to purchase any outstanding option made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Board as of the date of the change in control; or
          (iii) make adjustments or modifications to outstanding options as the Board deems appropriate to maintain and protect the rights and interests of the Participants following such change in control.
     (B) Any such action will be conclusive and binding on MasTec and all Participants.
     (C) For purposes of this Section 9, a “change in control” will be deemed to have occurred if there is consummated
          (i) any consolidation or merger of MasTec in which MasTec is not the continuing or surviving corporation or pursuant to which shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of MasTec immediately before the consolidation or merger; or
          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of MasTec; or
          (iii) the shareholders of MasTec approve any plan or proposal for the liquidation or dissolution of MasTec; or

          (iv) any “person,” including a “group” as determined in accordance with Sections 13(d) and 14(d) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 33% or more of the combined voting power of MasTec’s then outstanding Common Stock, provided that such person, immediately before it becomes such 33% beneficial owner, is not (i) a wholly-owned subsidiary of MasTec, (ii) an individual, or a spouse or a child of such individual, that on January 1, 1999, owned greater than 20% of the combined voting power of such Common Stock, or (iii) a trust, foundation or other entity controlled by an individual or individuals described in the preceding subsection; or
          (v) individuals who constitute the Board on January 1, 1999 (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 1999, whose election, or nomination for election by MasTec’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of MasTec in which such person is named as a nominee for director, without objection to such nomination) will be, for purposes of this clause, considered as though such Person were a member of the Incumbent Board.
10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from MasTec to a subsidiary or affiliate of MasTec, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of MasTec to another, and (b) a leave of absence, duly authorized in writing by MasTec or a subsidiary or affiliate of MasTec, will not be deemed a termination of employment.
11. Rights of Employees.
     (A) No person will have any rights or claims under the Plan except in accordance with the provisions of the Plan and any Agreement.
     (B) Nothing contained in the Plan will be deemed to give any employee the right to be retained in the service of MasTec or its subsidiaries.
12. Tax Withholding Obligations. The payment of taxes, if any, upon the exercise of an option pursuant to the Plan, will be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Board.
13. Changes in Capital. Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not MasTec is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which stock options may be granted, the number and class of shares under each option and the option price per share will be correspondingly adjusted by the Board.

14. Miscellaneous Provisions.
     (A) The Plan will be unfunded. MasTec will not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan and issuance of shares upon exercise of options will be subordinate to the claims of MasTec’s general creditors. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan will constitute general funds of MasTec. The expenses of the Plan will be borne by MasTec.
     (B) It is understood that the Board may, at any time and from time to time after the granting of an option hereunder, specify such additional terms, conditions and restrictions with respect to such option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.
     (C) If at any time the Board will determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock under this Plan, no option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval will have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.
     (D) By accepting any benefit under the Plan, each Participant and each person claiming under or through such person will be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Board MasTec or the Board.
     (E) The Plan will be governed by and construed in accordance with the laws of the State of Florida.
15. Limits of Liability.
     (A) Any liability of MasTec or a subsidiary of MasTec to any Participant with respect to an option will be based solely upon contractual obligations created by the Plan and the Agreement.
     (B) Neither MasTec nor a subsidiary of MasTec, nor any member of the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

16. Amendments. The Board may amend, alter or discontinue the Plan at any time, including without limitation amendments necessary to qualify for an exemption or to comply with applicable law or regulations. No amendment, alteration or discontinuation, however, will be made which would impair the rights of any holder of an option theretofore granted, without his or her written consent.
     The Board may amend the terms of any option theretofore granted, retroactively or prospectively, but no such amendment will impair the rights of any holder without his or her written consent.
17. Duration. The Plan will terminate upon the earlier of the following dates or events to occur:
     (A) upon the adoption of a resolution of the Board terminating the Plan; or
     (B) January 31, 2009.
No termination of the Plan will affect the rights of any Participant hereunder and all options previously granted will continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.